Exhibit 31.1

CERTIFICATION UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

REGARDING THE ANNUAL REPORT ON FORM 10-K/A

FOR THE YEAR ENDED DECEMBER 31, 2025

I, Robertson Clay Jones, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the Year Ended December 31, 2025 of Heritage Commerce Corp;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2026

/s/ ROBERTSON CLAY JONES
Robertson Clay Jones

Chief Executive Officer (Principal Executive Officer)